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                                                                    EXHIBIT 99.5

            Form of Letter from Nominee Holders to Beneficial Holders

                           NATIONAL MERCANTILE BANCORP

To Our Client and Shareholder of National Mercantile Bancorp:

         We are forwarding the following materials to you as the beneficial owner of shares of Common Stock and/or Series A Preferred of National Mercantile Bancorp (the " Company") carried by us in your account but not registered in your name: a Prospectus, dated ____, 2000 relating to the offering by the Company of shares of its Common Stock and the Company's Annual Report on Form 10-KSB for the year ended December 31, 1999, the Company's Quarterly Report on Form 10-QSB for the quarter ended March 31, 2000, the Company's Proxy Statement for its 2000 Annual Meeting of Shareholders, a Subscription Agreement and an instruction form relating to the offering (the "Instruction Form")

         You may subscribe to purchase shares of Common Stock directly from the Company by completing and returning the enclosed Subscription Agreement to the agent along with payment for the number of shares for which you subscribe. You may also subscribe through us by instructing us to subscribe for shares of Common Stock on your behalf by completing and signing the information on the reverse side of this letter and returning the same to us as soon as possible.

         Accordingly, we request instructions as to whether you wish us to subscribe for any shares of Common Stock pursuant to the terms and conditions set forth in the enclosed Prospectus. HOWEVER, WE URGE YOU TO READ THESE DOCUMENTS CAREFULLY BEFORE INSTRUCTING US TO SUBSCRIBE FOR ANY SHARES OF COMMON STOCK ON YOUR BEHALF.

         Your instructions to us should be forwarded as promptly as possible. The offering will expire at 5:00 p.m., Pacific Standard Time, on ___________, 2000, unless extended by the Company in its sole discretion. ONCE YOU HAVE SUBSCRIBED FOR SHARES OF COMMON STOCK IN THIS OFFERING, YOU MAY NOT REVOKE YOUR ELECTION FOR ANY REASON.

         If you wish to have us purchase, on your behalf, shares of Common Stock, please so instruct us by completing, executing, detaching and returning to us, and not the Subscription Agent, the attached Instruction Form along with proper payment for the number of shares for which you are subscribing at the subscription price.

ANY QUESTIONS OR REQUESTS FOR ASSISTANCE CONCERNING THE OFFERING SHOULD BE DIRECTED TO _______ AT KISSEL-BLAKE, INC, THE INFORMATION AGENT, AT THE FOLLOWING TELEPHONE NUMBER: (800) 554-7733.


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                           National Mercantile Bancorp

                   Instructions To Subscribe for Common Stock

         The undersigned acknowledges receipt of your letter and the enclosed materials referred to therein relating to the offering of shares of Common Stock of National Mercantile Bancorp (the "Company").

         This will instruct you whether to purchase the Common Stock pursuant to the Company's Prospectus, dated __________, 2000.

         / / Please do not subscribe for any shares of Common Stock of the Company.

         / / Please subscribe for _______ shares of Common Stock of the Company as set forth below:


                              NUMBER OF SHARES      SUBSCRIPTION PRICE           PAYMENT
                                                         $                 = $
                              ----------------            ----                --------------

                         Payment in the following amount is enclosed:    $
                                                                          --------------


PLEASE INSERT THE NUMBER OF SHARES OF COMMON STOCK AND/OR SERIES A PREFERRED STOCK CURRENTLY HELD BY YOU:

Common Stock________________________________       Series A Preferred Stock________________________

PLEASE INSERT THE NAME OF THE STATE IN WHICH YOU CURRENTLY RESIDE AND, IF DIFFERENT, THE STATE IN WHICH YOU RECEIVED THIS
LETTER AND THE RELATED MATERIALS:

State of Residence:_________________________       State of Receipt of Offering Materials________________________________


         I/we authorize you to make on my behalf the following representations and warranties to the Company in connection with the subscription:

                  (a) I/we was at the time I received this Subscription Agreement and accompanying materials and I currently am the record or beneficial holder of that number of shares of common stock and/or Series A Noncumulative Convertible Preferred Stock ("Series A Preferred Stock") set forth above.

                  (b) I/we understand that the Articles of Incorporation of the Company restrict my ability to acquire more than 4.5% of the Company's stock (as defined in Section 382 of the Internal Revenue Code of 1986, as amended) (the "NOL Restriction") and that if I acquire more than 4.5% of the Company's stock without the Company's consent, the Company may direct that the shares I acquire be sold by an agent designated by the Company. I understand that if I acquire shares in excess of the amount set forth on the reverse side of this Subscription Agreement before the expiration of the offering, an acceptance by the Company of my subscription hereunder shall not constitute a waiver of the NOL Restriction.

                  (c) Set forth above are the state of my permanent legal residence and the state in which I received the prospectus relating to the Offering.

                                              Signature(s) of Beneficial Owner:

    Date:
          -----------------------             ---------------------------------

    Address:                                  Print Name:
             --------------------                        ----------------------

                                              Title or Capacity:
    -----------------------------             (if applicable)   ---------------


    Telephone (day):
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    (evening):
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